Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Ian Tanaka	Media Contact:	Tim Sakahara
	SVP, Treasurer		AVP, Corporate Communications Manager
	(808) 544-3646		(808) 544-5125
	ian.tanaka@cpb.bank		tim.sakahara@cpb.bank

NEWS RELEASE

CENTRAL PACIFIC FINANCIAL REPORTS FOURTH QUARTER EARNINGS OF $20.2 MILLION
AND FULL YEAR 2022 EARNINGS OF $73.9 MILLION

•Net income of $20.2 million, or $0.74 per diluted share for the fourth quarter. Net income of $73.9 million, or $2.68 per diluted share for the 2022 year.
•ROA of 1.09% and ROE of 18.30% for the fourth quarter. ROA of 1.01% and ROE of 15.47% for the 2022 year.

•Total loans of $5.56 billion increased by $133.3 million, or 2.5% (10.0% annualized) in the fourth quarter. Total loans increased by $453.8 million, or 8.9% for the 2022 year.
•Total deposits of $6.74 billion increased by $179.8 million, or 2.7% (10.8% annualized) in the fourth quarter. Total deposits increased by $97.1 million, or 1.5% for the 2022 year.
•Net interest income increased by $0.9 million, or 1.7% from the previous quarter. Net interest margin of 3.17% was consistent with the previous quarter. Net interest margin, excluding PPP loans, of 3.16% increased by 3 bps from the previous quarter.
•Board of Directors approved quarterly cash dividend of $0.26 per share and new $25 million share repurchase program.

HONOLULU, HI, January 25, 2023 – Central Pacific Financial Corp. (NYSE: CPF) (the "Company"), parent company of Central Pacific Bank (the "Bank" or "CPB"), today reported net income for the fourth quarter of 2022 of $20.2 million, compared to $16.7 million in the previous quarter and $22.3 million in the year-ago quarter. Fully diluted earnings per share ("EPS") of $0.74 for the fourth quarter of 2022 reflected a 21% increase from $0.61 in the previous quarter and a 8% decrease from $0.80 in the year-ago quarter. For the 2022 year, net income was $73.9 million, or EPS of $2.68, compared to net income of $79.9 million, or EPS of $2.83 last year.

"We ended the 2022 year successfully with strong loan, deposit and net interest income growth," said Arnold Martines, President and Chief Executive Officer. "At the same time, we continued to have solid asset quality, liquidity and capital positions. We believe the Hawaii economy will be resilient and fare better than the rest of the country because of our strong housing and tourism markets, as well as the large military presence in our State. I would like to thank our hard-working and committed team of employees, as well as our customers for their ongoing support of our bank."

Central Pacific Financial Reports Fourth Quarter Earnings of $20.2 Million and Full Year 2022 Earnings of $73.9 Million

Earnings Highlights
Net interest income for the fourth quarter of 2022 was $56.3 million, an increase of $0.9 million, or 1.7% from the previous quarter, and an increase of $3.2 million, or 6.0% from the year-ago quarter. The sequential quarter increase in net interest income is primarily due to higher asset yields and continued strong loan growth which outpaced the increase in rates paid on deposits. Net interest income in the fourth quarter of 2022 included $0.1 million in net PPP interest income and fees, compared to $0.7 million and $4.7 million, in the previous and year-ago quarters, respectively. Net interest income for the 2022 year included $3.6 million in net PPP interest income and fees, compared to $26.4 million for the 2021 year.

Net interest margin ("NIM") for the fourth quarter of 2022 was 3.17%, which remained unchanged from the previous quarter and increased by 9 basis points ("bps") from the year-ago quarter. NIM, excluding PPP loans, of 3.16% increased by 3 bps from the previous quarter. The increase in NIM, excluding PPP loans, was primarily attributable to higher yields earned during the quarter on investment securities and core loans, or total loans excluding PPP loans, partially offset by increases in rates paid on deposits and borrowings. Additional information on average balances, interest income and expenses and yields and rates is presented in Tables 4, 5 and 10.

In the fourth quarter of 2022, the Company recorded a provision for credit losses of $0.6 million, compared to a provision of $0.4 million in the previous quarter and a release of the credit loss reserves of $7.7 million in the year-ago quarter.

Other operating income for the fourth quarter of 2022 totaled $11.6 million, compared to $9.6 million in the previous quarter and $11.6 million in the year-ago quarter. The increase from the previous quarter was primarily due to higher income from bank-owned life insurance. Additional information on other operating income is presented in Table 3.

Other operating expense for the fourth quarter of 2022 totaled $40.4 million, compared to $42.0 million in the previous quarter and $42.4 million in the year-ago quarter. The decrease in other operating expense from the previous quarter was primarily due to lower net occupancy and advertising expenses. Additional information on other operating expense is presented in Table 3.

The efficiency ratio for the fourth quarter of 2022 was 59.56%, compared to 64.62% in the previous quarter and 65.61% in the year-ago quarter.

The effective tax rate for the fourth quarter of 2022 was 24.9%, compared to 26.2% in the previous quarter and 25.4% in the year-ago quarter.

Balance Sheet Highlights
Total assets at December 31, 2022 of $7.43 billion increased by $95.1 million, or 1.3% from $7.34 billion at September 30, 2022, and increased by $13.7 million, or 0.2% from $7.42 billion at December 31, 2021.

Total loans, net of deferred fees and costs, at December 31, 2022 of $5.56 billion increased by $133.3 million, or 2.5% from $5.42 billion at September 30, 2022, and increased by $453.8 million, or 8.9%, from $5.10 billion at December 31, 2021. Loans by type and geographic distribution are summarized in Table 6.

Total deposits at December 31, 2022 of $6.74 billion increased by $179.8 million or 2.7% from $6.56 billion at September 30, 2022, and increased by $97.1 million, or 1.5%, from $6.64 billion at December 31, 2021. Core deposits, which include demand deposits, savings and money market deposits and time deposits up to $250,000, totaled $6.08 billion at December 31, 2022, and increased by $38.8 million from September 30, 2022. Core deposit and total deposit balances are summarized in Table 7.

Asset Quality
Nonperforming assets at December 31, 2022 totaled $5.3 million, or 0.07% of total assets, compared to $4.2 million, or 0.06% of total assets at September 30, 2022, and $5.9 million, or 0.08% of total assets at December 31, 2021. Additional information on nonperforming assets, past due and restructured loans is presented in Table 8.

Net charge-offs in the fourth quarter of 2022 totaled $1.7 million, compared to net charge-offs of $1.6 million in the previous quarter, and net recoveries of $0.9 million in the year-ago quarter.

The allowance for credit losses, as a percentage of total loans at December 31, 2022 was 1.15%, compared to 1.19% at September 30, 2022, and 1.33% at December 31, 2021. Additional information on net charge-offs and recoveries and the allowance for credit losses is presented in Table 9.

Central Pacific Financial Reports Fourth Quarter Earnings of $20.2 Million and Full Year 2022 Earnings of $73.9 Million

Capital
Total shareholders' equity was $452.9 million at December 31, 2022, compared to $438.5 million and $558.2 million at September 30, 2022 and December 31, 2021, respectively. The decline in shareholders' equity from a year ago was primarily due to an increase in unrealized losses on our available-for-sale investment securities portfolio which is included in accumulated other comprehensive income, and were driven by the rising interest rate environment.

At December 31, 2022, the Company's leverage capital, tier 1 risk-based capital, total risk-based capital, and common equity tier 1 ratios were 8.5%, 11.3%, 13.5%, and 10.5%, respectively, compared to 8.7%, 11.5%, 13.7%, and 10.6%, respectively, at September 30, 2022.

On January 24, 2023, the Company's Board of Directors declared a quarterly cash dividend of $0.26 per share on its outstanding common shares. The dividend will be payable on March 15, 2023 to shareholders of record at the close of business on February 28, 2023.

On January 24, 2023, the Company's Board of Directors also authorized the repurchase of up to $25 million of its common stock from time to time in the open market or in privately negotiated transactions, pursuant to a newly authorized share repurchase program (the "Repurchase Plan"). The Repurchase Plan replaces and supersedes in its entirety the share repurchase program previously approved by the Company's Board of Directors, which had $10.3 million in remaining repurchase authority as of December 31, 2022. During the fourth quarter of 2022, the Company repurchased 241,203 shares of common stock, at a total cost of $4.9 million, or an average cost per share of $20.41. During the year ended December 31, 2022, the Company returned $49.2 million in capital to its shareholders through cash dividends and share repurchases.

Key Business Highlights during the fourth quarter included the following:

•Arnold Martines, a veteran of the local banking industry and Central Pacific Bank, was promoted to President & CEO of Central Pacific Bank and Central Pacific Financial.
•Newsweek named Central Pacific Bank one of the Best Banks in Hawaii.
•Jason Fujimoto, President & CEO of HPM Building Supply on the island of Hawaii, was named to the boards of CPB and CPF.
•The Central Pacific Bank Foundation again contributed generously to the local community with total donations in 2022 of $1.3 million.
•In the community, the Bank launched a major small business marketing campaign aimed at a key customer segment and area of strategic focus for the Bank.

Conference Call
The Company's management will host a conference call today at 1:00 p.m. Eastern Time (8:00 a.m. Hawaii Time) to discuss the quarterly results. Individuals are encouraged to listen to the live webcast of the presentation by visiting the investor relations page of the Company's website at http://ir.cpb.bank. Alternatively, investors may participate in the live call by dialing 1-844-200-6205 (access code: 274117). A playback of the call will be available through February 24, 2023 by dialing 1-866-813-9403 (access code: 649427) and on the Company's website. Information which may be discussed in the conference call is provided in an earnings supplement presentation on the Company's website at http://ir.cpb.bank.

About Central Pacific Financial Corp.
Central Pacific Financial Corp. is a Hawaii-based bank holding company with approximately $7.43 billion in assets as of December 31, 2022. Central Pacific Bank, its primary subsidiary, operates 27 branches and 64 ATMs in the state of Hawaii. For additional information, please visit the Company's website at http://www.cpb.bank.

**********

Central Pacific Financial Reports Fourth Quarter Earnings of $20.2 Million and Full Year 2022 Earnings of $73.9 Million

Forward-Looking Statements ("FLS")
This document may contain FLS concerning: projections of revenues, expenses, income or loss, earnings or loss per share, capital expenditures, the payment or nonpayment of dividends, capital position, credit losses, net interest margin or other financial items; statements of plans, objectives and expectations of Central Pacific Financial Corp. or its management or Board of Directors, including those relating to business plans, use of capital resources, products or services and regulatory developments and regulatory actions; statements of future economic performance including anticipated performance results from our business initiatives; or any statements of the assumptions underlying or relating to any of the foregoing. Words such as "believes," "plans," "anticipates," "expects," "intends," "forecasts," "hopes," "targeting," "continue," "remain," "will," "should," "estimates," "may" and other similar expressions are intended to identify FLS but are not the exclusive means of identifying such statements.

While we believe that our FLS and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect. Accordingly, actual results could differ materially from those statements or projections for a variety of reasons, including, but not limited to: the effects of inflation and rising interest rates; the adverse effects of the COVID-19 pandemic virus (and ongoing pandemic variants) on local, national and international economies, including, but not limited to, the adverse impact on tourism and construction in the State of Hawaii, our borrowers, customers, third-party contractors, vendors and employees as well as the effects of government programs and initiatives in response to COVID-19; the impact of our participation in the Paycheck Protection Program ("PPP") and fulfillment of government guarantees on our PPP loans; the increase in inventory or adverse conditions in the real estate market and deterioration in the construction industry; adverse changes in the financial performance and/or condition of our borrowers and, as a result, increased loan delinquency rates, deterioration in asset quality, and losses in our loan portfolio; our ability to achieve the objectives of our RISE2020 initiative; our ability to successfully implement and achieve the objectives of our Banking-as-a-Service ("BaaS") initiatives, including adoption of the initiatives by customers and risks faced by any of our bank collaborations including reputational and regulatory risk; the impact of local, national, and international economies and events (including natural disasters such as wildfires, volcanic eruptions, hurricanes, tsunamis, storms, earthquakes and pandemic viruses and diseases) on the Company's business and operations and on tourism, the military, and other major industries operating within the Hawaii market and any other markets in which the Company does business; deterioration or malaise in domestic economic conditions, including any destabilization in the financial industry and deterioration of the real estate market, as well as the impact of declining levels of consumer and business confidence in the state of the economy in general and in financial institutions in particular; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), changes in capital standards, other regulatory reform and federal and state legislation, including but not limited to regulations promulgated by the Consumer Financial Protection Bureau (the "CFPB"), government-sponsored enterprise reform, and any related rules and regulations which affect our business operations and competitiveness; the costs and effects of legal and regulatory developments, including legal proceedings or regulatory or other governmental inquiries and proceedings and the resolution thereof, the results of regulatory examinations or reviews and the effect of, and our ability to comply with, any regulations or regulatory orders or actions we are or may become subject to; ability to successfully implement our initiatives to lower our efficiency ratio; the effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Board of Governors of the Federal Reserve System (the "FRB" or the "Federal Reserve"); securities market and monetary fluctuations, including the anticipated replacement of the London Interbank Offered Rate ("LIBOR") Index and the impact on our loans and debt which are tied to that index and uncertainties regarding potential alternative reference rates, including the Secured Overnight Financing Rate ("SOFR"); negative trends in our market capitalization and adverse changes in the price of the Company's common stock; political instability; acts of war or terrorism; changes in consumer spending, borrowings and savings habits; failure to maintain effective internal control over financial reporting or disclosure controls and procedures; cybersecurity and data privacy breaches and the consequence therefrom; the ability to address deficiencies in our internal controls over financial reporting or disclosure controls and procedures; technological changes and developments; changes in the competitive environment among financial holding companies and other financial service providers; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board ("PCAOB"), the Financial Accounting Standards Board ("FASB") and other accounting standard setters and the cost and resources required to implement such changes; our ability to attract and retain key personnel; changes in our personnel, organization, compensation and benefit plans; and our success at managing the risks involved in the foregoing items.

For further information with respect to factors that could cause actual results to materially differ from the expectations or projections stated in the FLS, please see the Company's publicly available Securities and Exchange Commission filings, including the Company's Form 10-K for the last fiscal year and, in particular, the discussion of "Risk Factors" set forth therein. We urge investors to consider all of these factors carefully in evaluating the FLS contained in this document. FLS speak only as of the date on which such statements are made. We undertake no obligation to update any FLS to reflect events or circumstances after the date on which such statements are made, or to reflect the occurrence of unanticipated events except as required by law.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights
(Unaudited)	TABLE 1

	Three Months Ended					Year Ended
(Dollars in thousands,	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31,
except for per share amounts)	2022	2022	2022	2022	2021	2022	2021
CONDENSED INCOME STATEMENT
Net interest income	$56,285	$55,365	$52,978	$50,935	$53,096	$215,563	$211,047
Provision (credit) for credit losses	571	362	989	(3,195)	(7,692)	(1,273)	(14,591)
Total other operating income	11,601	9,629	17,138	9,551	11,566	47,919	43,060
Total other operating expense	40,434	41,998	45,349	38,205	42,422	165,986	163,046
Income tax expense	6,700	5,919	6,184	6,038	7,605	24,841	25,758
Net income	20,181	16,715	17,594	19,438	22,327	73,928	79,894
Basic earnings per common share	$0.74	$0.61	$0.64	$0.70	$0.80	$2.70	$2.85
Diluted earnings per common share	0.74	0.61	0.64	0.70	0.80	2.68	2.83
Dividends declared per common share	0.26	0.26	0.26	0.26	0.25	1.04	0.96

PERFORMANCE RATIOS
Return on average assets (ROA) [1]	1.09%	0.91%	0.96%	1.06%	1.22%	1.01%	1.13%
Return on average shareholders’ equity (ROE) [1]	18.30	14.49	14.93	14.44	16.05	15.47	14.38
Average shareholders’ equity to average assets	5.97	6.30	6.45	7.34	7.61	6.51	7.85
Efficiency ratio [2]	59.56	64.62	64.68	63.16	65.61	63.00	64.16
Net interest margin (NIM) [1]	3.17	3.17	3.05	2.97	3.08	3.09	3.18
Dividend payout ratio [3]	35.14	42.62	40.63	37.14	31.25	38.81	33.92

SELECTED AVERAGE BALANCES
Average loans, including loans held for sale	$5,498,800	$5,355,088	$5,221,300	$5,114,260	$5,073,069	$5,298,573	$5,071,516
Average interest-earning assets	7,103,841	6,991,773	6,982,556	6,932,649	6,890,829	7,003,232	6,643,193
Average assets	7,389,712	7,320,751	7,309,939	7,341,850	7,315,325	7,340,261	7,078,025
Average deposits	6,673,922	6,535,321	6,626,462	6,581,593	6,536,826	6,604,049	6,299,369
Average interest-bearing liabilities	4,708,045	4,538,893	4,442,172	4,429,114	4,407,612	4,530,347	4,288,041
Average shareholders’ equity	441,084	461,328	471,420	538,601	556,462	477,775	555,600

[1] ROA and ROE are annualized based on a 30/360 day convention. Annualized net interest income and expense in the NIM calculation are based on the day count interest payment conventions at the interest-earning asset or interest-bearing liability level (i.e. 30/360, actual/actual).
[2] Efficiency ratio is defined as total operating expense divided by total revenue (net interest income and total other operating income).
[3] Dividend payout ratio is defined as dividends declared per share divided by diluted earnings per share.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights
(Unaudited)	TABLE 1 (CONTINUED)

	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
	2022	2022	2022	2022	2021
REGULATORY CAPITAL RATIOS
Central Pacific Financial Corp. (consolidated)
Leverage capital ratio	8.5%	8.7%	8.6%	8.5%	8.5%
Tier 1 risk-based capital ratio	11.3	11.5	11.6	11.9	12.2
Total risk-based capital ratio	13.5	13.7	13.9	14.2	14.5
Common equity tier 1 capital ratio	10.5	10.6	10.7	10.9	11.2
Central Pacific Bank
Leverage capital ratio	9.0	9.1	9.0	9.0	8.9
Tier 1 risk-based capital ratio	11.9	12.2	12.2	12.6	12.8
Total risk-based capital ratio	13.1	13.4	13.5	13.8	14.0
Common equity tier 1 capital ratio	11.9	12.2	12.2	12.6	12.8

	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(dollars in thousands, except for per share amounts)	2022	2022	2022	2022	2021
BALANCE SHEET
Total loans, net of deferred fees and costs	$5,555,466	$5,422,212	$5,301,633	$5,174,837	$5,101,649
Total assets	7,432,763	7,337,631	7,299,178	7,298,819	7,419,089
Total deposits	6,736,223	6,556,434	6,622,061	6,599,031	6,639,158
Long-term debt	105,859	105,799	105,738	105,677	105,616
Total shareholders’ equity	452,871	438,468	455,100	486,328	558,219
Total shareholders’ equity to total assets	6.09%	5.98%	6.23%	6.66%	7.52%

ASSET QUALITY
Allowance for credit losses (ACL)	$63,738	$64,382	$65,211	$64,754	$68,097
Nonaccrual loans	5,251	4,220	4,983	5,336	5,881
Non-performing assets (NPA)	5,251	4,220	4,983	5,336	5,881
ACL to total loans	1.15%	1.19%	1.23%	1.25%	1.33%
ACL to nonaccrual loans	1,213.83%	1,525.64%	1,308.67%	1,213.53%	1,157.92%
NPA to total assets	0.07%	0.06%	0.07%	0.07%	0.08%

PER SHARE OF COMMON STOCK OUTSTANDING
Book value per common share	$16.76	$16.08	$16.57	$17.63	$20.14
Closing market price per common share	20.28	20.69	21.45	27.90	28.17

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)	TABLE 2

	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(Dollars in thousands, except share data)	2022	2022	2022	2022	2021
ASSETS
Cash and due from financial institutions	$97,150	$116,365	$108,389	$83,947	$81,506
Interest-bearing deposits in other financial institutions	14,894	22,332	22,741	118,183	247,401
Investment securities:
Available-for-sale debt securities, at fair value	671,794	686,681	787,373	1,199,482	1,631,699
Held-to-maturity debt securities, at amortized cost; fair value of: $596,781 at December 31, 2022, $590,880 at September 30, 2022, $635,565 at June 30, 2022, $329,503 at March 31, 2022, and none at December 31, 2021	664,883	662,827	663,365	329,507	—
Equity securities, at fair value	—	—	—	—	—
Total investment securities	1,336,677	1,349,508	1,450,738	1,528,989	1,631,699
Loans held for sale	1,105	1,701	535	4,677	3,531
Loans, net of deferred fees and costs	5,555,466	5,422,212	5,301,633	5,174,837	5,101,649
Less: allowance for credit losses	63,738	64,382	65,211	64,754	68,097
Loans, net of allowance for credit losses	5,491,728	5,357,830	5,236,422	5,110,083	5,033,552
Premises and equipment, net	91,634	89,979	88,664	79,455	80,354
Accrued interest receivable	20,345	18,134	17,146	16,423	16,709
Investment in unconsolidated entities	46,641	36,769	37,341	31,092	29,679
Mortgage servicing rights	9,074	9,216	9,369	9,480	9,738
Bank-owned life insurance	167,967	167,761	167,202	167,407	169,148
Federal Home Loan Bank ("FHLB") stock	9,146	13,546	8,943	8,943	7,964
Right of use lease asset	34,985	35,978	36,978	38,435	39,441
Other assets	111,417	118,512	114,710	101,705	68,367
Total assets	$7,432,763	$7,337,631	$7,299,178	$7,298,819	$7,419,089
LIABILITIES
Deposits:
Noninterest-bearing demand	$2,092,823	$2,138,083	$2,282,967	$2,269,562	$2,291,246
Interest-bearing demand	1,453,167	1,441,302	1,444,566	1,433,284	1,415,277
Savings and money market	2,199,028	2,194,991	2,214,146	2,197,647	2,225,903
Time	991,205	782,058	680,382	698,538	706,732
Total deposits	6,736,223	6,556,434	6,622,061	6,599,031	6,639,158
FHLB advances and other short-term borrowings	5,000	115,000	—	—	—
Long-term debt	105,859	105,799	105,738	105,677	105,616
Lease liability	35,889	36,941	38,037	39,610	40,731
Other liabilities	96,921	84,989	78,242	68,123	75,317
Total liabilities	6,979,892	6,899,163	6,844,078	6,812,441	6,860,822
EQUITY
Shareholders' equity:
Preferred stock, no par value, authorized 1,000,000 shares; issued and outstanding: none at December 31, 2022, September 30, 2022, June 30, 2022, March 31, 2022, and December 31, 2021	—	—	—	—	—
Common stock, no par value, authorized 185,000,000 shares; issued and outstanding: 27,025,070 at December 31, 2022, 27,262,879 at September 30, 2022, 27,463,562 at June 30, 2022, 27,584,929 at March 31, 2022, and 27,714,071 at December 31, 2021	408,071	412,994	417,862	421,153	426,091
Additional paid-in capital	101,346	100,426	98,977	98,270	98,073
Retained earnings	87,438	74,301	64,693	54,252	42,015
Accumulated other comprehensive loss	(143,984)	(149,253)	(126,432)	(87,347)	(7,960)
Total shareholders' equity	452,871	438,468	455,100	486,328	558,219
Non-controlling interest	—	—	—	50	48
Total equity	452,871	438,468	455,100	486,378	558,267
Total liabilities and equity	$7,432,763	$7,337,631	$7,299,178	$7,298,819	$7,419,089

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)	TABLE 3

	Three Months Ended					Year Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	December 31,
(Dollars in thousands, except per share data)	2022	2022	2022	2022	2021	2022	2021
Interest income:
Interest and fees on loans	$56,682	$51,686	$46,963	$44,949	$47,576	$200,280	$193,778
Interest and dividends on investment securities:
Taxable investment securities	7,104	6,933	7,035	6,969	6,667	28,041	22,430
Tax-exempt investment securities	776	805	807	816	642	3,204	1,972
Dividend income on investment securities	—	—	—	21	21	21	75
Interest on deposits in other financial institutions	370	107	191	72	86	740	262
Dividend income on FHLB stock	105	138	68	59	61	370	245
Total interest income	65,037	59,669	55,064	52,886	55,053	232,656	218,762
Interest expense:
Interest on deposits:
Demand	333	217	144	112	104	806	384
Savings and money market	2,488	1,054	317	329	352	4,188	1,240
Time	4,063	1,092	490	469	478	6,114	1,992
Interest on short-term borrowings	393	660	2	—	—	1,055	2
Interest on long-term debt	1,475	1,281	1,133	1,041	1,023	4,930	4,097
Total interest expense	8,752	4,304	2,086	1,951	1,957	17,093	7,715
Net interest income	56,285	55,365	52,978	50,935	53,096	215,563	211,047
Provision (credit) for credit losses	571	362	989	(3,195)	(7,692)	(1,273)	(14,591)
Net interest income after provision (credit) for credit losses	55,714	55,003	51,989	54,130	60,788	216,836	225,638
Other operating income:
Mortgage banking income	667	831	1,140	1,172	1,902	3,810	7,732
Service charges on deposit accounts	2,172	2,138	2,026	1,861	1,800	8,197	6,358
Other service charges and fees	4,972	4,955	4,610	4,488	5,016	19,025	18,367
Income from fiduciary activities	1,058	1,165	1,188	1,154	1,283	4,565	5,075
Net gain on sales of investment securities	—	—	8,506	—	—	8,506	150
Income from bank-owned life insurance	2,187	167	(1,028)	539	946	1,865	3,493
Other	545	373	696	337	619	1,951	1,885
Total other operating income	11,601	9,629	17,138	9,551	11,566	47,919	43,060
Other operating expense:
Salaries and employee benefits	22,692	22,778	22,369	20,942	23,030	88,781	90,213
Net occupancy	3,998	4,743	4,448	3,774	4,129	16,963	16,133
Equipment	996	1,085	1,075	1,082	1,207	4,238	4,344
Communication	696	712	744	806	922	2,958	3,271
Legal and professional services	2,677	2,573	2,916	2,626	2,928	10,792	10,452
Computer software	3,996	4,138	3,624	3,082	3,125	14,840	13,304
Advertising	701	1,150	1,150	1,150	1,179	4,151	5,495
Other	4,678	4,819	9,023	4,743	5,902	23,263	19,834
Total other operating expense	40,434	41,998	45,349	38,205	42,422	165,986	163,046
Income before income taxes	26,881	22,634	23,778	25,476	29,932	98,769	105,652
Income tax expense	6,700	5,919	6,184	6,038	7,605	24,841	25,758
Net income	$20,181	$16,715	$17,594	$19,438	$22,327	$73,928	$79,894
Per common share data:
Basic earnings per share	$0.74	$0.61	$0.64	$0.70	$0.80	$2.70	$2.85
Diluted earnings per share	0.74	0.61	0.64	0.70	0.80	2.68	2.83
Cash dividends declared	0.26	0.26	0.26	0.26	0.25	1.04	0.96
Basic weighted average shares outstanding	27,134,970	27,356,614	27,516,284	27,591,390	27,769,651	27,398,445	28,003,744
Diluted weighted average shares outstanding	27,303,249	27,501,212	27,676,619	27,874,924	28,045,826	27,567,780	28,257,323

Note: Certain amounts in the prior period financial statements have been reclassified to conform to the presentation of the current period.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)
(Unaudited)	TABLE 4

	Three Months Ended			Three Months Ended			Three Months Ended
	December 31, 2022			September 30, 2022			December 31, 2021
	Average	Average		Average	Average		Average	Average
(Dollars in thousands)	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
ASSETS
Interest-earning assets:
Interest-bearing deposits in other financial institutions	$38,610	3.80%	$370	$19,802	2.14%	$107	$225,560	0.15%	$86
Investment securities, excluding valuation allowance:
Taxable	1,399,627	2.03	7,104	1,445,781	1.92	6,934	1,469,711	1.82	6,688
Tax-exempt [1]	156,079	2.52	982	158,052	2.57	1,018	114,529	2.84	813
Total investment securities	1,555,706	2.08	8,086	1,603,833	1.98	7,952	1,584,240	1.89	7,501
Loans, including loans held for sale	5,498,800	4.10	56,682	5,355,088	3.84	51,686	5,073,069	3.73	47,576
Federal Home Loan Bank stock	10,725	3.90	105	13,050	4.23	138	7,960	3.05	61
Total interest-earning assets	7,103,841	3.66	65,243	6,991,773	3.41	59,883	6,890,829	3.19	55,224
Noninterest-earning assets	285,871			328,978			424,496
Total assets	$7,389,712			$7,320,751			$7,315,325

LIABILITIES AND EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,441,787	0.09%	$333	$1,450,434	0.06%	$217	$1,383,696	0.03%	$104
Savings and money market deposits	2,209,166	0.45	2,488	2,208,037	0.19	1,054	2,224,592	0.06	352
Time deposits up to $250,000	311,639	1.50	1,174	228,707	0.42	245	225,451	0.31	176
Time deposits over $250,000	595,133	1.93	2,889	443,178	0.76	847	468,292	0.26	302
Total interest-bearing deposits	4,557,725	0.60	6,884	4,330,356	0.22	2,363	4,302,031	0.09	934
Federal Home Loan Bank advances and other short-term borrowings	44,491	3.51	393	102,777	2.55	660	—	—	—
Long-term debt	105,829	5.53	1,475	105,760	4.80	1,281	105,581	3.85	1,023
Total interest-bearing liabilities	4,708,045	0.74	8,752	4,538,893	0.38	4,304	4,407,612	0.18	1,957
Noninterest-bearing deposits	2,116,197			2,204,965			2,234,795
Other liabilities	124,386			115,565			116,408
Total liabilities	6,948,628			6,859,423			6,758,815
Shareholders’ equity	441,084			461,328			556,462
Non-controlling interest	—			—			48
Total equity	441,084			461,328			556,510
Total liabilities and equity	$7,389,712			$7,320,751			$7,315,325

Net interest income			$56,491			$55,579			$53,267

Interest rate spread		2.92%			3.03%			3.01%

Net interest margin		3.17%			3.17%			3.08%

[1] Interest income and resultant yield information for tax-exempt investment securities is expressed on a taxable-equivalent basis using a federal statutory tax rate of 21%.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)
(Unaudited)	TABLE 5

	Year Ended			Year Ended
	December 31, 2022			December 31, 2021
	Average	Average		Average	Average
(Dollars in thousands)	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
ASSETS
Interest-earning assets:
Interest-bearing deposits in other financial institutions	$80,096	0.92%	$740	$191,967	0.14%	$262
Investment securities, excluding valuation allowance:
Taxable	1,455,246	1.93	28,062	1,269,900	1.77	22,505
Tax-exempt [1]	159,120	2.55	4,056	101,877	2.45	2,496
Total investment securities	1,614,366	1.99	32,118	1,371,777	1.82	25,001
Loans, including loans held for sale	5,298,573	3.78	200,280	5,071,516	3.82	193,778
Federal Home Loan Bank stock	10,197	3.63	370	7,933	3.09	245
Total interest-earning assets	7,003,232	3.33	233,508	6,643,193	3.30	219,286
Noninterest-earning assets	337,029			434,832
Total assets	$7,340,261			$7,078,025

LIABILITIES AND EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,438,232	0.06%	$806	$1,300,022	0.03%	$384
Savings and money market deposits	2,208,630	0.19	4,188	2,099,388	0.06	1,240
Time deposits up to $250,000	245,599	0.70	1,723	230,705	0.34	795
Time deposits over $250,000	494,943	0.89	4,391	551,831	0.22	1,197
Total interest-bearing deposits	4,387,404	0.25	11,108	4,181,946	0.09	3,616
Federal Home Loan Bank advances and other short-term borrowings	37,211	2.84	1,055	607	0.30	2
Long-term debt	105,732	4.66	4,930	105,488	3.88	4,097
Total interest-bearing liabilities	4,530,347	0.38	17,093	4,288,041	0.18	7,715
Noninterest-bearing deposits	2,216,645			2,117,423
Other liabilities	115,478			116,936
Total liabilities	6,862,470			6,522,400
Shareholders’ equity	477,775			555,600
Non-controlling interest	16			25
Total equity	477,791			555,625
Total liabilities and equity	$7,340,261			$7,078,025

Net interest income			$216,415			$211,571

Interest rate spread		2.95%			3.12%

Net interest margin		3.09%			3.18%

[1] Interest income and resultant yield information for tax-exempt investment securities is expressed on a taxable-equivalent basis using a federal statutory tax rate of 21%.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Loans by Geographic Distribution
(Unaudited)	TABLE 6

	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(Dollars in thousands)	2022	2022	2022	2022	2021
HAWAII:
Commercial, financial and agricultural:
SBA Paycheck Protection Program	$2,555	$5,208	$19,469	$43,380	$87,459
Other	383,665	358,805	367,676	407,559	422,388
Real estate:
Construction	150,208	138,724	134,103	122,329	122,867
Residential mortgage	1,940,999	1,923,068	1,890,783	1,874,048	1,875,980
Home equity	739,380	719,399	698,209	676,326	637,249
Commercial mortgage	1,029,708	1,002,874	994,405	927,241	922,146
Consumer	346,789	347,388	341,213	337,188	333,843
Total loans, net of deferred fees and costs	4,593,304	4,495,466	4,445,858	4,388,071	4,401,932
Allowance for credit losses	(45,169)	(47,814)	(51,374)	(51,521)	(55,808)
Loans, net of allowance for credit losses	$4,548,135	$4,447,652	$4,394,484	$4,336,550	$4,346,124

U.S. MAINLAND: [1]
Commercial, financial and agricultural:
SBA Paycheck Protection Program	$—	$—	$712	$851	$3,868
Other	160,282	158,474	156,567	136,857	107,733
Real estate:
Construction	16,515	12,872	10,935	988	—
Commercial mortgage	333,367	332,872	309,230	316,258	298,058
Consumer	451,998	422,528	378,331	331,812	290,058
Total loans, net of deferred fees and costs	962,162	926,746	855,775	786,766	699,717
Allowance for credit losses	(18,569)	(16,568)	(13,837)	(13,233)	(12,289)
Loans, net of allowance for credit losses	$943,593	$910,178	$841,938	$773,533	$687,428

TOTAL:
Commercial, financial and agricultural:
SBA Paycheck Protection Program	$2,555	$5,208	$20,181	$44,231	$91,327
Other	543,947	517,279	524,243	544,416	530,121
Real estate:
Construction	166,723	151,596	145,038	123,317	122,867
Residential mortgage	1,940,999	1,923,068	1,890,783	1,874,048	1,875,980
Home equity	739,380	719,399	698,209	676,326	637,249
Commercial mortgage	1,363,075	1,335,746	1,303,635	1,243,499	1,220,204
Consumer	798,787	769,916	719,544	669,000	623,901
Total loans, net of deferred fees and costs	5,555,466	5,422,212	5,301,633	5,174,837	5,101,649
Allowance for credit losses	(63,738)	(64,382)	(65,211)	(64,754)	(68,097)
Loans, net of allowance for credit losses	$5,491,728	$5,357,830	$5,236,422	$5,110,083	$5,033,552

[1] U.S. Mainland includes territories of the United States.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Deposits
(Unaudited)	TABLE 7

	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(Dollars in thousands)	2022	2022	2022	2022	2021
Noninterest-bearing demand	$2,092,823	$2,138,083	$2,282,967	$2,269,562	$2,291,246
Interest-bearing demand	1,453,167	1,441,302	1,444,566	1,433,284	1,415,277
Savings and money market	2,199,028	2,194,991	2,214,146	2,197,647	2,225,903
Time deposits less than $100,000	181,547	153,238	129,103	132,712	136,584
Other time deposits $100,000 to $250,000	148,601	108,723	84,840	87,838	88,873
Core deposits	6,075,166	6,036,337	6,155,622	6,121,043	6,157,883

Government time deposits	290,057	195,057	165,000	188,000	214,950
Other time deposits greater than $250,000	371,000	325,040	301,439	289,988	266,325
Total time deposits greater than $250,000	661,057	520,097	466,439	477,988	481,275
Total deposits	$6,736,223	$6,556,434	$6,622,061	$6,599,031	$6,639,158

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Nonperforming Assets, Past Due and Restructured Loans
(Unaudited)	TABLE 8

	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(Dollars in thousands)	2022	2022	2022	2022	2021
Nonaccrual loans: [1]
Commercial, financial and agricultural - Other	$297	$277	$333	$293	$183
Real estate:
Residential mortgage	3,808	2,771	3,490	3,804	4,623
Home equity	570	584	592	820	786
Consumer	576	588	568	419	289
Total nonaccrual loans	5,251	4,220	4,983	5,336	5,881
Other real estate owned ("OREO"):
Real estate:
Residential mortgage	—	—	—	—	—
Total OREO	—	—	—	—	—
Total nonperforming assets ("NPAs")	5,251	4,220	4,983	5,336	5,881
Loans delinquent for 90 days or more still accruing interest: [1]
Commercial, financial and agricultural - Other	39	669	309	592	945
Real estate:
Residential mortgage	559	503	—	111	—
Home equity	—	—	—	—	44
Consumer	1,240	623	842	621	374
Total loans delinquent for 90 days or more still accruing interest	1,838	1,795	1,151	1,324	1,363
Restructured loans still accruing interest: [1]
Real estate:
Residential mortgage	1,845	2,030	2,006	2,751	3,768
Commercial mortgage	886	925	965	1,004	1,043
Consumer	62	69	76	83	92
Total restructured loans still accruing interest	2,793	3,024	3,047	3,838	4,903
Total NPAs and loans delinquent for 90 days or more and restructured loans still accruing interest	$9,882	$9,039	$9,181	$10,498	$12,147

Total nonaccrual loans as a percentage of total loans	0.09%	0.08%	0.09%	0.10%	0.12%
Total NPAs as a percentage of total loans and OREO	0.09%	0.08%	0.09%	0.10%	0.12%
Total NPAs and loans delinquent for 90 days or more still accruing interest as a percentage of total loans and OREO	0.13%	0.11%	0.12%	0.13%	0.14%
Total NPAs, loans delinquent for 90 days or more and restructured loans still accruing interest as a percentage of total loans and OREO	0.18%	0.17%	0.17%	0.20%	0.24%

Quarter-to-quarter changes in NPAs:
Balance at beginning of quarter	$4,220	$4,983	$5,336	$5,881	$7,237
Additions	2,162	1,072	1,881	1,659	1,375
Reductions:
Payments	(198)	(329)	(285)	(1,598)	(933)
Return to accrual status	(44)	(616)	(979)	(38)	(1,034)
Charge-offs, valuation and other adjustments	(889)	(890)	(970)	(568)	(764)
Total reductions	(1,131)	(1,835)	(2,234)	(2,204)	(2,731)
Balance at end of quarter	$5,251	$4,220	$4,983	$5,336	$5,881

[1] Section 4013 of the CARES Act and the revised Interagency Statement were applied to loan modifications related to the COVID-19 pandemic as eligible and applicable. This relief ended on January 1, 2022. These loan modifications were not included in the delinquent or restructured loan balances presented above.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Allowance for Credit Losses on Loans
(Unaudited)	TABLE 9

	Three Months Ended					Year Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	December 31,
(Dollars in thousands)	2022	2022	2022	2022	2021	2022	2021
Allowance for credit losses ("ACL"):
ACL at beginning of period	$64,382	$65,211	$64,754	$68,097	$74,587	$68,097	$83,269

Provision (credit) for credit losses on loans [1]	1,032	731	1,456	(2,931)	(7,417)	288	(14,323)

Charge-offs:
Commercial, financial and agricultural - Other	678	550	487	254	379	1,969	1,723
Consumer	1,881	1,912	1,390	1,216	952	6,399	4,402
Total charge-offs	2,559	2,462	1,877	1,470	1,331	8,368	6,125

Recoveries:
Commercial, financial and agricultural - Other	210	220	215	350	358	995	1,004
Real estate:
Construction	—	14	62	—	1,159	76	1,159
Residential mortgage	133	14	36	112	13	295	358
Home equity	—	36	—	—	—	36	9
Commercial mortgage	—	—	—	—	—	—	73
Consumer	540	618	565	596	728	2,319	2,673
Total recoveries	883	902	878	1,058	2,258	3,721	5,276
Net charge-offs (recoveries)	1,676	1,560	999	412	(927)	4,647	849
ACL at end of period	$63,738	$64,382	$65,211	$64,754	$68,097	$63,738	$68,097

Average loans, net of deferred fees and costs	$5,498,800	$5,355,088	$5,221,300	$5,114,260	$5,073,069	$5,298,573	$5,071,516
Annualized ratio of net charge-offs to average loans	0.12%	0.12%	0.08%	0.03%	(0.07)%	0.09%	0.02%

[1] As of January 1, 2021, the provision for credit losses on off-balance sheet credit exposures (previously included in other operating expense) is included in the provision for credit losses line on the consolidated statements of income. The allowance for off-balance sheet credit exposures continues to be included in other liabilities. For roll-forward purposes, in this table we exclude the provision for credit losses on off-balance sheet credit exposures.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)	TABLE 10

The following table sets forth a reconciliation of net interest income and net interest margin ("NIM"), excluding the impact of SBA Paycheck Protection Program ("PPP") loans and its related net interest income and fees, for each of the periods indicated:

	Three Months Ended					Year Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	December 31,
	2022	2022	2022	2022	2021	2022	2021
Net interest income, reported	$56,285	$55,365	$52,978	$50,935	$53,096	$215,563	$211,047
Less: Net interest income on PPP loans	(140)	(667)	(890)	(1,941)	(4,685)	(3,638)	(26,352)
Net income income, excl. PPP loans	$56,145	$54,698	$52,088	$48,994	$48,411	$211,925	$184,695

Average interest-earning assets, reported	$7,103,841	$6,991,773	$6,982,556	$6,932,649	$6,890,829	$7,003,232	$6,643,193
Less: Average PPP loans	(3,615)	(12,406)	(33,022)	(68,657)	(153,792)	(29,200)	(389,795)
Average interest-earning assets, excl. PPP	$7,100,226	$6,979,367	$6,949,534	$6,863,992	$6,737,037	$6,974,032	$6,253,398

Net interest margin, reported	3.17%	3.17%	3.05%	2.97%	3.08%	3.09%	3.18%
Less: Impact of PPP loans on net interest margin	(0.01)%	(0.04)%	(0.04)%	(0.08)%	(0.21)%	(0.04)%	(0.22)%
Net interest margin, excl. PPP	3.16%	3.13%	3.01%	2.89%	2.87%	3.05%	2.96%

The following table sets for a reconciliation of pre-tax pre-provision ("PTPP") earnings, excluding net interest income and fees on PPP loans, for each of the periods indicated:

	Three Months Ended					Year Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	December 31,
(Dollars in thousands)	2022	2022	2022	2022	2021	2022	2021
Net income	$20,181	$16,715	$17,594	$19,438	$22,327	$73,928	$79,894
Add: Income tax expense	6,700	5,919	6,184	6,038	7,605	24,841	25,758
Income before taxes	26,881	22,634	23,778	25,476	29,932	98,769	105,652
Add: (Credit) provision for credit losses	571	362	989	(3,195)	(7,692)	(1,273)	(14,591)
PTPP earnings	27,452	22,996	24,767	22,281	22,240	97,496	91,061
Less: Net interest income on PPP loans	(140)	(667)	(890)	(1,941)	(4,685)	(3,638)	(26,352)
PTPP earnings, excluding net interest income on PPP loans	$27,312	$22,329	$23,877	$20,340	$17,555	$93,858	$64,709